Exhibit 10.2

PERFORMANCE-VESTING

Restricted Stock Unit Award Notification

To:	[Fname] [Lname]
[email]
Employee ID: [ID]
From:	KLA-Tencor Executive Team
Subject:	Restricted Stock Unit Grant

Congratulations! We are pleased to inform you that the Board of Directors or its Compensation Committee has granted to you an award of Restricted Stock Units under the KLA-Tencor Corporation 2004 Equity Incentive Plan (the “EIP4 Equity Plan”). Subject to the provisions of the EIP4 Equity Plan and the Restricted Stock Unit Agreement, the principal features of this award are as follows:

Date of Grant:	[DATE]

Award Number:	[NUM]

Target Number of	[Shares]
Restricted Stock Units	Each Restricted Stock Unit represents the right to receive one share of KLA-Tencor
Awarded:	Corporation common stock upon the satisfaction of the applicable vesting requirements set forth below.

Vesting Schedule:	The number of Restricted Stock Units in which you may actually vest shall be determined as follows:

(i) first, as soon as practicable following the completion of the audited financial statements for the Company’s ___fiscal year, the Administrator shall determine the level at which the applicable performance goal for that year (as set forth in attached
Schedule A) has been attained and on the basis of that assessment determine the specific number of Restricted Stock Units hereby awarded to you in which you will have the potential to vest based on your continuation in Service Provider status. Such number may range from 0 Restricted Stock Units (if less than threshold attainment of the performance goal is attained) to [____]% of the target number of Restricted Stock Units set forth above (if attainment is at or above the maximum specified goal). The actual number shall be determined on the basis of the matrix (and linear interpolation) set forth in attached
Schedule A.

(ii) You shall vest in 50% of the number of Restricted Stock Units determined under subparagraph (i) upon your continuation in Service Provider status through [3-YEAR
ANNIVERSARY OF GRANT DATE] (or, if later, the date on which the determination as to the number of Restricted Stock Units earned under this award, as set forth under subparagraph (i) above, is made by the Administrator); and 50% of the Restricted Stock
Units determined under subparagraph (i) upon your continuation in Service Provider status through [4-YEAR ANNIVERSARY OF GRANT DATE].

Vesting in your Restricted Stock Units will cease immediately upon your termination of
Service Provider status for any reason, including pursuant to a reduction-in-force.

The issuance of shares of KLA-Tencor Corporation common stock upon the vesting of Restricted Stock Units is subject to compliance with all of the applicable requirements of all laws or regulations with respect to such units. Neither the grant of this award nor the vesting schedule alter the terms of your employment, which remain at-will and subject to termination by KLA-Tencor or you at any time, with or without cause or notice.

PLEASE BE SURE TO READ THE RESTRICTED STOCK UNIT AGREEMENT, WHICH CONTAINS SPECIFIC TERMS AND CONDITIONS APPLICABLE TO THIS AWARD. By accepting this award, you agree and understand that this award is subject to all of the terms and conditions contained in this Restricted Stock Unit Award Notification, the EIP4 Equity Plan document, and the Restricted Stock Unit Agreement. For copies of the Restricted Stock Unit Agreement and the EIP4 Equity Plan document, please see the Employee Stock Services website, which can be accessed through the KLA-Tencor Intranet site: http://sharepoint.kla-tencor.com/corp/hr/hronline/finances/default.aspx

Please consult your individual tax advisors regarding any tax or other consequences related to your KLA-Tencor RSUs.

THIS MEMO IS YOUR OFFICIAL NOTIFICATION OF THIS AWARD. NO ADDITIONAL DOCUMENTATION WILL BE SENT TO YOU CONCERNING THIS AWARD.

SCHEDULE A

APPLICABLE PERFORMANCE GOAL AND MATRIX

FOR DETERMINATION OF NUMBER OF RESTRICTED STOCK UNITS SUBJECT TO POTENTIAL VESTING